Filed Pursuant to Rule 433

Dated February 23, 2026

Registration Statement No. 333-293636

FINAL TERM SHEET

Floating Rate Notes due 2029

Issuer:	Abbott Laboratories

Principal Amount:	$1,000,000,000

Interest:	The Floating Rate Notes will bear interest at a floating rate equal to a benchmark rate, which will initially be Compounded SOFR (as defined in the Prospectus Supplement under “Description of Notes”), plus a spread of 0.500% per year, accruing from March 9, 2026.

Maturity:	March 9, 2029

Price to Public:	100.000% plus accrued interest, if any, from March 9, 2026

Interest Rate Basis:	Compounded SOFR

Spread to Compounded SOFR:	+50 bps

Interest Payment Dates:	Each March 9, June 9, September 9 and December 9, commencing June 9, 2026

Interest Payment Determination Date:	The date that is two U.S. Government Securities Business Days before each interest payment date.

Interest Period:	The period from, and including, the most recent interest payment date for the Floating Rate Notes (or, with respect to the initial interest period only, from and including March 9, 2026) to, but excluding, the next succeeding interest payment date for the Floating Rate Notes, or in the case of the last such period, from, and including, the interest payment date for the Floating Rate Notes immediately preceding the maturity date to, but excluding, the maturity date.

Observation Period:	In respect of each interest period, the period from, and including, the date that is two U.S. Government Securities Business Days preceding the first date in such interest period to, but excluding, the Interest Payment Determination Date for such interest period.

Settlement Date:	March 9, 2026

Optional Redemption Provisions:	The Floating Rate Notes are not redeemable prior to maturity, with the exception of a Special Mandatory Redemption.

Special Mandatory Redemption Provisions:	As described in the Preliminary Prospectus Supplement dated February 23, 2026.

CUSIP:	002824 BY5

Joint Bookrunning Managers:	Morgan Stanley & Co. LLC Barclays Capital Inc. BofA Securities, Inc. J.P. Morgan Securities LLC Citigroup Global Markets Inc.

Co-Managers:

BNP Paribas Securities Corp.

Deutsche Bank Securities Inc.

MUFG Securities Americas Inc.

SG Americas Securities, LLC

HSBC Securities (USA) Inc.

Mizuho Securities USA LLC

Santander US Capital Markets LLC

Standard Chartered Bank

Goldman Sachs & Co. LLC

RBC Capital Markets, LLC

Siebert Williams Shank & Co., LLC

Academy Securities, Inc.

BBVA Securities Inc.

ING Financial Markets LLC

U.S. Bancorp Investments, Inc.

Calculation Agent:	U.S. Bank Trust Company, National Association

The issuer has filed a registration statement (including a prospectus) with the Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Commission website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Morgan Stanley & Co. LLC, toll-free at (866) 718-1649, Barclays Capital Inc. at (888) 603-5847, BofA Securities, Inc. toll-free at 1-800-294-1322 or J.P. Morgan Securities LLC collect at (212) 834-4533.

The issuer expects to deliver the notes against payment for the notes on or about March 9, 2026, which will be the tenth business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade their notes prior to the business day before the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially will settle in T+10, to specify alternative settlement arrangements to prevent a failed settlement.

FINAL TERM SHEET

3.700% Notes due 2029

Issuer:	Abbott Laboratories

Principal Amount:	$2,250,000,000

Coupon:	3.700%

Maturity:	March 9, 2029

Price to Public:	99.873% plus accrued interest, if any, from March 9, 2026

Yield to maturity:	3.745%

Benchmark Treasury:	3.500% due February 15, 2029

Spread to Benchmark Treasury:	+30 bps

Treasury Price and Yield:	100-04 7/8 / 3.445%

Coupon Dates:	Semiannually on March 9 and September 9

First Coupon:	September 9, 2026

Settlement Date:	March 9, 2026

Par Call Date:	February 9, 2029

Optional Redemption Provisions:

Abbott may redeem the notes at any time prior to the Par Call Date in whole or in part, in each case at Abbott’s option, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the sum of: the greater of (1) 100% of the principal amount of the notes being redeemed, or (2) the sum of the present values of the remaining scheduled payments (through the Par Call Date assuming for such purpose the notes matured on the Par Call Date) of principal and interest on the notes being redeemed (exclusive of interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Rate plus 5 basis points, plus, in either case, accrued and unpaid interest, if any, to, but excluding, the redemption date on the principal amount of the notes being redeemed.

In addition, Abbott may redeem the notes at any time on or after the Par Call Date in whole or in part, in each case at Abbott’s option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Special Mandatory Redemption Provisions:	As described in the Preliminary Prospectus Supplement dated February 23, 2026.

CUSIP:	002824 BR0

Joint Bookrunning Managers:	Morgan Stanley & Co. LLC Barclays Capital Inc. BofA Securities, Inc. J.P. Morgan Securities LLC Citigroup Global Markets Inc.

Co-Managers:

BNP Paribas Securities Corp.

Deutsche Bank Securities Inc.

MUFG Securities Americas Inc.

SG Americas Securities, LLC

HSBC Securities (USA) Inc.

Mizuho Securities USA LLC

Santander US Capital Markets LLC

Standard Chartered Bank

Goldman Sachs & Co. LLC

RBC Capital Markets, LLC

Siebert Williams Shank & Co., LLC

Academy Securities, Inc.

BBVA Securities Inc.

ING Financial Markets LLC

U.S. Bancorp Investments, Inc.

The issuer has filed a registration statement (including a prospectus) with the Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Commission website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Morgan Stanley & Co. LLC, toll-free at (866) 718-1649, Barclays Capital Inc. at (888) 603-5847, BofA Securities, Inc. toll-free at 1-800-294-1322 or J.P. Morgan Securities LLC collect at (212) 834-4533.

The issuer expects to deliver the notes against payment for the notes on or about March 9, 2026, which will be the tenth business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade their notes prior to the business day before the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially will settle in T+10, to specify alternative settlement arrangements to prevent a failed settlement.

FINAL TERM SHEET

4.000% Notes due 2031

Issuer:	Abbott Laboratories

Principal Amount:	$2,500,000,000

Coupon:	4.000%

Maturity:	March 15, 2031

Price to Public:	99.855% plus accrued interest, if any, from March 9, 2026

Yield to maturity:	4.032%

Benchmark Treasury:	3.750% due January 31, 2031

Spread to Benchmark Treasury:	+45 bps

Treasury Price and Yield:	100-24 / 3.582%

Coupon Dates:	Semiannually on March 15 and September 15

First Coupon:	September 15, 2026

Settlement Date:	March 9, 2026

Par Call Date:	February 15, 2031

Optional Redemption Provisions:

Abbott may redeem the notes at any time prior to the Par Call Date in whole or in part, in each case at Abbott’s option, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the sum of: the greater of (1) 100% of the principal amount of the notes being redeemed, or (2) the sum of the present values of the remaining scheduled payments (through the Par Call Date assuming for such purpose the notes matured on the Par Call Date) of principal and interest on the notes being redeemed (exclusive of interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Rate plus 10 basis points, plus, in either case, accrued and unpaid interest, if any, to, but excluding, the redemption date on the principal amount of the notes being redeemed.

In addition, Abbott may redeem the notes at any time on or after the Par Call Date in whole or in part, in each case at Abbott’s option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Special Mandatory Redemption Provisions:	As described in the Preliminary Prospectus Supplement dated February 23, 2026.

CUSIP:	002824 BS8

Joint Bookrunning Managers:	Morgan Stanley & Co. LLC Barclays Capital Inc. BofA Securities, Inc. J.P. Morgan Securities LLC BNP Paribas Securities Corp.

Co-Managers:

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

MUFG Securities Americas Inc.

SG Americas Securities, LLC

HSBC Securities (USA) Inc.

Mizuho Securities USA LLC

Santander US Capital Markets LLC

Standard Chartered Bank

Goldman Sachs & Co. LLC

RBC Capital Markets, LLC

Siebert Williams Shank & Co., LLC

Academy Securities, Inc.

BBVA Securities Inc.

ING Financial Markets LLC

U.S. Bancorp Investments, Inc.

The issuer has filed a registration statement (including a prospectus) with the Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Commission website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Morgan Stanley & Co. LLC, toll-free at (866) 718-1649, Barclays Capital Inc. at (888) 603-5847, BofA Securities, Inc. toll-free at 1-800-294-1322 or J.P. Morgan Securities LLC collect at (212) 834-4533.

The issuer expects to deliver the notes against payment for the notes on or about March 9, 2026, which will be the tenth business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade their notes prior to the business day before the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially will settle in T+10, to specify alternative settlement arrangements to prevent a failed settlement.

FINAL TERM SHEET

4.300% Notes due 2033

Issuer:	Abbott Laboratories

Principal Amount:	$2,750,000,000

Coupon:	4.300%

Maturity:	March 15, 2033

Price to Public:	99.813% plus accrued interest, if any, from March 9, 2026

Yield to maturity:	4.331%

Benchmark Treasury:	4.000% due January 31, 2033

Spread to Benchmark Treasury:	+55 bps

Treasury Price and Yield:	101-10 1/4 / 3.781%

Coupon Dates:	Semiannually on March 15 and September 15

First Coupon:	September 15, 2026

Settlement Date:	March 9, 2026

Par Call Date:	January 15, 2033

Optional Redemption Provisions:

Abbott may redeem the notes at any time prior to the Par Call Date in whole or in part, in each case at Abbott’s option, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the sum of: the greater of (1) 100% of the principal amount of the notes being redeemed, or (2) the sum of the present values of the remaining scheduled payments (through the Par Call Date assuming for such purpose the notes matured on the Par Call Date) of principal and interest on the notes being redeemed (exclusive of interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Rate plus 10 basis points, plus, in either case, accrued and unpaid interest, if any, to, but excluding, the redemption date on the principal amount of the notes being redeemed.

In addition, Abbott may redeem the notes at any time on or after the Par Call Date in whole or in part, in each case at Abbott’s option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Special Mandatory Redemption Provisions:	As described in the Preliminary Prospectus Supplement dated February 23, 2026.

CUSIP:	002824 BT6

Joint Bookrunning Managers:	Morgan Stanley & Co. LLC Barclays Capital Inc. BofA Securities, Inc. J.P. Morgan Securities LLC MUFG Securities Americas Inc.

Co-Managers:

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

SG Americas Securities, LLC

HSBC Securities (USA) Inc.

Mizuho Securities USA LLC

Santander US Capital Markets LLC

Standard Chartered Bank

Goldman Sachs & Co. LLC

RBC Capital Markets, LLC

Siebert Williams Shank & Co., LLC

Academy Securities, Inc.

BBVA Securities Inc.

ING Financial Markets LLC

U.S. Bancorp Investments, Inc.

The issuer has filed a registration statement (including a prospectus) with the Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Commission website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Morgan Stanley & Co. LLC, toll-free at (866) 718-1649, Barclays Capital Inc. at (888) 603-5847, BofA Securities, Inc. toll-free at 1-800-294-1322 or J.P. Morgan Securities LLC collect at (212) 834-4533.

The issuer expects to deliver the notes against payment for the notes on or about March 9, 2026, which will be the tenth business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade their notes prior to the business day before the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially will settle in T+10, to specify alternative settlement arrangements to prevent a failed settlement.

FINAL TERM SHEET

4.650% Notes due 2036

Issuer:	Abbott Laboratories

Principal Amount:	$3,750,000,000

Coupon:	4.650%

Maturity:	March 15, 2036

Price to Public:	99.753% plus accrued interest, if any, from March 9, 2026

Yield to maturity:	4.681%

Benchmark Treasury:	4.125% due February 15, 2036

Spread to Benchmark Treasury:	+65 bps

Treasury Price and Yield:	100-24 + / 4.031%

Coupon Dates:	Semiannually on March 15 and September 15

First Coupon:	September 15, 2026

Settlement Date:	March 9, 2026

Par Call Date:	December 15, 2035

Optional Redemption Provisions:

Abbott may redeem the notes at any time prior to the Par Call Date in whole or in part, in each case at Abbott’s option, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the sum of: the greater of (1) 100% of the principal amount of the notes being redeemed, or (2) the sum of the present values of the remaining scheduled payments (through the Par Call Date assuming for such purpose the notes matured on the Par Call Date) of principal and interest on the notes being redeemed (exclusive of interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Rate plus 10 basis points, plus, in either case, accrued and unpaid interest, if any, to, but excluding, the redemption date on the principal amount of the notes being redeemed.

In addition, Abbott may redeem the notes at any time on or after the Par Call Date in whole or in part, in each case at Abbott’s option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Special Mandatory Redemption Provisions:	As described in the Preliminary Prospectus Supplement dated February 23, 2026.

CUSIP:	002824 BU3

Joint Bookrunning Managers:	Morgan Stanley & Co. LLC Barclays Capital Inc. BofA Securities, Inc. J.P. Morgan Securities LLC SG Americas Securities, LLC

Co-Managers:

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

MUFG Securities Americas Inc.

HSBC Securities (USA) Inc.

Mizuho Securities USA LLC

Santander US Capital Markets LLC

Standard Chartered Bank

Goldman Sachs & Co. LLC

RBC Capital Markets, LLC

Siebert Williams Shank & Co., LLC

Academy Securities, Inc.

BBVA Securities Inc.

ING Financial Markets LLC

U.S. Bancorp Investments, Inc.

The issuer has filed a registration statement (including a prospectus) with the Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Commission website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Morgan Stanley & Co. LLC, toll-free at (866) 718-1649, Barclays Capital Inc. at (888) 603-5847, BofA Securities, Inc. toll-free at 1-800-294-1322 or J.P. Morgan Securities LLC collect at (212) 834-4533.

The issuer expects to deliver the notes against payment for the notes on or about March 9, 2026, which will be the tenth business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade their notes prior to the business day before the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially will settle in T+10, to specify alternative settlement arrangements to prevent a failed settlement.

FINAL TERM SHEET

4.750% Notes due 2038

Issuer:	Abbott Laboratories

Principal Amount:	$2,000,000,000

Coupon:	4.750%

Maturity:	March 15, 2038

Price to Public:	99.718% plus accrued interest, if any, from March 9, 2026

Yield to maturity:	4.781%

Benchmark Treasury:	4.125% due February 15, 2036

Spread to Benchmark Treasury:	+75 bps

Treasury Price and Yield:	100-24 + / 4.031%

Coupon Dates:	Semiannually on March 15 and September 15

First Coupon:	September 15, 2026

Settlement Date:	March 9, 2026

Par Call Date:	December 15, 2037

Optional Redemption Provisions:

Abbott may redeem the notes at any time prior to the Par Call Date in whole or in part, in each case at Abbott’s option, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the sum of: the greater of (1) 100% of the principal amount of the notes being redeemed, or (2) the sum of the present values of the remaining scheduled payments (through the Par Call Date assuming for such purpose the notes matured on the Par Call Date) of principal and interest on the notes being redeemed (exclusive of interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Rate plus 15 basis points, plus, in either case, accrued and unpaid interest, if any, to, but excluding, the redemption date on the principal amount of the notes being redeemed.

In addition, Abbott may redeem the notes at any time on or after the Par Call Date in whole or in part, in each case at Abbott’s option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Special Mandatory Redemption Provisions:	As described in the Preliminary Prospectus Supplement dated February 23, 2026.

CUSIP:	002824 BV1

Joint Bookrunning Managers:	Morgan Stanley & Co. LLC Barclays Capital Inc. BofA Securities, Inc. J.P. Morgan Securities LLC BNP Paribas Securities Corp.

Co-Managers:

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

MUFG Securities Americas Inc.

SG Americas Securities, LLC

HSBC Securities (USA) Inc.

Mizuho Securities USA LLC

Santander US Capital Markets LLC

Standard Chartered Bank

Goldman Sachs & Co. LLC

RBC Capital Markets, LLC

Siebert Williams Shank & Co., LLC

Academy Securities, Inc.

BBVA Securities Inc.

ING Financial Markets LLC

U.S. Bancorp Investments, Inc.

The issuer has filed a registration statement (including a prospectus) with the Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Commission website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Morgan Stanley & Co. LLC, toll-free at (866) 718-1649, Barclays Capital Inc. at (888) 603-5847, BofA Securities, Inc. toll-free at 1-800-294-1322 or J.P. Morgan Securities LLC collect at (212) 834-4533.

The issuer expects to deliver the notes against payment for the notes on or about March 9, 2026, which will be the tenth business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade their notes prior to the business day before the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially will settle in T+10, to specify alternative settlement arrangements to prevent a failed settlement.

FINAL TERM SHEET

5.500% Notes due 2056

Issuer:	Abbott Laboratories

Principal Amount:	$3,750,000,000

Coupon:	5.500%

Maturity:	March 15, 2056

Price to Public:	99.882% plus accrued interest, if any, from March 9, 2026

Yield to maturity:	5.508%

Benchmark Treasury:	4.625% due November 15, 2055

Spread to Benchmark Treasury:	+80 bps

Treasury Price and Yield:	98-21 + / 4.708%

Coupon Dates:	Semiannually on March 15 and September 15

First Coupon:	September 15, 2026

Settlement Date:	March 9, 2026

Par Call Date:	September 15, 2055

Optional Redemption Provisions:

Abbott may redeem the notes at any time prior to the Par Call Date in whole or in part, in each case at Abbott’s option, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the sum of: the greater of (1) 100% of the principal amount of the notes being redeemed, or (2) the sum of the present values of the remaining scheduled payments (through the Par Call Date assuming for such purpose the notes matured on the Par Call Date) of principal and interest on the notes being redeemed (exclusive of interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Rate plus 15 basis points, plus, in either case, accrued and unpaid interest, if any, to, but excluding, the redemption date on the principal amount of the notes being redeemed.

In addition, Abbott may redeem the notes at any time on or after the Par Call Date in whole or in part, in each case at Abbott’s option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Special Mandatory Redemption Provisions:	As described in the Preliminary Prospectus Supplement dated February 23, 2026.

CUSIP:	002824 BW9

Joint Bookrunning Managers:	Morgan Stanley & Co. LLC Barclays Capital Inc. BofA Securities, Inc. J.P. Morgan Securities LLC Deutsche Bank Securities Inc.

Co-Managers:

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

MUFG Securities Americas Inc.

SG Americas Securities, LLC

HSBC Securities (USA) Inc.

Mizuho Securities USA LLC

Santander US Capital Markets LLC

Standard Chartered Bank

Goldman Sachs & Co. LLC

RBC Capital Markets, LLC

Siebert Williams Shank & Co., LLC

Academy Securities, Inc.

BBVA Securities Inc.

ING Financial Markets LLC

U.S. Bancorp Investments, Inc.

The issuer has filed a registration statement (including a prospectus) with the Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Commission website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Morgan Stanley & Co. LLC, toll-free at (866) 718-1649, Barclays Capital Inc. at (888) 603-5847, BofA Securities, Inc. toll-free at 1-800-294-1322 or J.P. Morgan Securities LLC collect at (212) 834-4533.

The issuer expects to deliver the notes against payment for the notes on or about March 9, 2026, which will be the tenth business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade their notes prior to the business day before the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially will settle in T+10, to specify alternative settlement arrangements to prevent a failed settlement.

FINAL TERM SHEET

5.600% Notes due 2066

Issuer:	Abbott Laboratories

Principal Amount:	$2,000,000,000

Coupon:	5.600%

Maturity:	March 15, 2066

Price to Public:	99.872% plus accrued interest, if any, from March 9, 2026

Yield to maturity:	5.608%

Benchmark Treasury:	4.625% due November 15, 2055

Spread to Benchmark Treasury:	+90 bps

Treasury Price and Yield:	98-21 + / 4.708%

Coupon Dates:	Semiannually on March 15 and September 15

First Coupon:	September 15, 2026

Settlement Date:	March 9, 2026

Par Call Date:	September 15, 2065

Optional Redemption Provisions:

Abbott may redeem the notes at any time prior to the Par Call Date in whole or in part, in each case at Abbott’s option, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the sum of: the greater of (1) 100% of the principal amount of the notes being redeemed, or (2) the sum of the present values of the remaining scheduled payments (through the Par Call Date assuming for such purpose the notes matured on the Par Call Date) of principal and interest on the notes being redeemed (exclusive of interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Rate plus 15 basis points, plus, in either case, accrued and unpaid interest, if any, to, but excluding, the redemption date on the principal amount of the notes being redeemed.

In addition, Abbott may redeem the notes at any time on or after the Par Call Date in whole or in part, in each case at Abbott’s option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Special Mandatory Redemption Provisions:	As described in the Preliminary Prospectus Supplement dated February 23, 2026.

CUSIP:	002824 BX7

Joint Bookrunning Managers:	Morgan Stanley & Co. LLC Barclays Capital Inc. BofA Securities, Inc. J.P. Morgan Securities LLC Citigroup Global Markets Inc.

Co-Managers:

BNP Paribas Securities Corp.

Deutsche Bank Securities Inc.

MUFG Securities Americas Inc.

SG Americas Securities, LLC

HSBC Securities (USA) Inc.

Mizuho Securities USA LLC

Santander US Capital Markets LLC

Standard Chartered Bank

Goldman Sachs & Co. LLC

RBC Capital Markets, LLC

Siebert Williams Shank & Co., LLC

Academy Securities, Inc.

BBVA Securities Inc.

ING Financial Markets LLC

U.S. Bancorp Investments, Inc.

The issuer has filed a registration statement (including a prospectus) with the Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Commission website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Morgan Stanley & Co. LLC, toll-free at (866) 718-1649, Barclays Capital Inc. at (888) 603-5847, BofA Securities, Inc. toll-free at 1-800-294-1322 or J.P. Morgan Securities LLC collect at (212) 834-4533.

The issuer expects to deliver the notes against payment for the notes on or about March 9, 2026, which will be the tenth business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade their notes prior to the business day before the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially will settle in T+10, to specify alternative settlement arrangements to prevent a failed settlement.